Exhibit 25.4

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or	(I.R.S. Employer
organization if not a U.S. national bank)	Identification No.)

101 North Phillips Avenue
Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

LYB INTERNATIONAL FINANCE III, LLC

(Exact name of obligor as specified in its charter)

Delaware	81-5180761
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

Jeffrey A. Kaplan
1221 McKinney St.
Houston, Texas
USA	77010
(Address of principal executive offices)	(Zip code)

LYONDELLBASELL INDUSTRIES N.V.

(Exact name of obligor as specified in its charter)

The Netherlands	98-0646235
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

4th Floor, One Vine Street
London, W1J0AH
The United Kingdom
(Address of principal executive offices)	(Zip code)

Debt Securities

(Title of the indenture securities)

Item 1.	General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.	Foreign Trustee. Not applicable.

Item 16.	List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated January 14, 2015.*

Exhibit 3.	A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Wells Fargo Bank, National Association, dated January 6, 2014.*

Exhibit 4.	Copy of By-laws of the trustee as now in effect.*

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit to the Filing 305B2 dated March 13, 2015 of file number 333-190926.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Boston and State of Massachusetts on the 11th day of February, 2019.

WELLS FARGO BANK, NATIONAL ASSOCIATION

Patrick T. Giordano
Vice President

EXHIBIT 6

February 11, 2019

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

Patrick T. Giordano
Vice President

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business December 31, 2018, filed in accordance with 12 U.S.C. §161 for National Banks.

Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$22,427
Interest-bearing balances	149,483
Securities:
Held-to-maturity securities	144,679
Available-for-sale securities	255,037
Equity Securities with readily determinable fair value not held for trading	79
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	114
Securities purchased under agreements to resell	41,906
Loans and lease financing receivables:
Loans and leases held for sale	7,833
Loans and leases, net of unearned income	923,885
LESS: Allowance for loan and lease losses	9,504
Loans and leases, net of unearned income and allowance	914,381
Trading Assets	40,722
Premises and fixed assets (including capitalized leases)	7,982
Other real estate owned	457
Investments in unconsolidated subsidiaries and associated companies	12,863
Direct and indirect investments in real estate ventures	229
Intangible assets	39,280
Other assets	51,879

Total assets	$1,689,351

LIABILITIES
Deposits:
In domestic offices	$1,282,404
Noninterest-bearing	399,731
Interest-bearing	882,673
In foreign offices, Edge and Agreement subsidiaries, and IBFs	59,567
Noninterest-bearing	1,084
Interest-bearing	58,483
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	6,516
Securities sold under agreements to repurchase	5,959

Dollar Amounts In Millions
Trading liabilities	11,537
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)	115,522
Subordinated notes and debentures	11,751
Other liabilities	30,852

Total liabilities	$1,524,108
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	114,541
Retained earnings	53,527
Accumulated other comprehensive income	-3,686
Other equity capital components	0

Total bank equity capital	164,901
Noncontrolling (minority) interests in consolidated subsidiaries	342

Total equity capital	165,243

Total liabilities, and equity capital	$1,689,351

I, John R. Shrewsberry, Sr. EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

John R. Shrewsberry

Sr. EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Directors

Enrique Hernandez, Jr

Federico F. Pena

James Quigley